APPENDIX II













                        DUTCH AUCTION BID PROCESS WEBSITE

            Welcome to the BioQuest International, Inc. Direct Public
                               Offering Website.

          This entire website is part of the BioQuest prospectus that BioQuest has been filed with the Securities and Exchange Commission.

          The purpose of this site is to allow you, the individual investor, to invest directly in our company without large brokerage fees or opening a brokerage account.

          We will conduct our self underwritten, all-or-nothing 1,000,000 share, Direct Public Offering (DPO) using a Dutch Auction of our registered shares on this site.

          Join now to learn more about BioQuest and read our prospectus.












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Welcome to our Offering!

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

Receipt of information

1. This site is for use the purposes of bidding on BioQuestIPO.com's self-underwritten DPO.

2. Only registered members of BioQuestIPO.com may bid on the shares offered on this site.

3. It is the responsibility of the registered member to secure his/her password and user name and that BioQuestIPO.com shall not be responsible for the unauthorized use of a registered member's username and password to enter the site and bid on shares.

4. All substantive content of the offering documents presented herein is the property of the offeror and may be protected by copyright laws and treaties both in the United States and in foreign jurisdictions.

5. All sales of securities herein are conducted pursuant to the "Dutch Auction" method and all registered members agree that they have been fully informed of, and agree to abide by, the standard conduct of the "Dutch Auction" as set forth in the DPO Tutorial herein.

6. It is understood and agreed that registered members may only bid on our shares only after reading our prospectus. The registered user must signify that he/she has read the prospectus prior to making any bids on our BioQuest stock.

7. Going public is a process that is regulated by the SEC. There are a number of regulations that affect the length and closing date of our auction. We do not and cannot control these factors.

The Company

BioQuest International, Inc. was organized November 4, 1999 under the laws of Virginia as a privately held corporation and to exist as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiary companies, all allied within the alternative/complementary/integrative medical field.

The field of alternative/complementary/integrative medicine is a field which, over the past 10 years, has grown exponentially, and which is expected to continue to do so over the next 10-20 years. This is principally due to a number of factors, including the emergence of HMO's that have eroded the one-on-one patient/doctor relationships of generations past. It also has to do with the evolution of a well informed and better-educated consumer, many of whom mistrust the profit-driven motives of giant pharmaceutical companies and the potential side effects of chemically based drugs. While in the past, alternative medicine has been largely misunderstood due to a lack of centralized information resources available to the masses, it is being rapidly brought into focus by the onset of the electronic age and, more specifically, the Internet. The field is also highly fragmented, being made up of hundreds of thousands of individual practitioners in dozens of disciplines, each following their own practice, perhaps belonging to a loosely knit association, and all longing for a more competitive, cost-efficient and cohesive way of doing business in the 21st century.

All of these elements, and many others, have created a wealth of opportunity for BioQuest International, Inc. It is therefore, the mission of BioQuest International, Inc. and its various subsidiaries to fill a major void in the marketplace by providing the most comprehensive database of information on alternatives and research available; providing the consumer a base of knowledge through a full spectrum of educational instruction on a condition-specific basis; and finally by furnishing our users an extensive selection of resources appropriate for the prevention and/or treatment of a condition, malady, illness or disease particular to them. In order to carry out its overall mission, we have meticulously drafted a master blueprint of operating entities which are designed to work in complete harmony with one another in an effort to insure that each section of the entire loop is achieved, and to guarantee that the cooperative marketing efforts are maximized, and the expense spending efficiencies are maintained at peak levels, in order to derive the highest profits possible.

The Proposed Operating Subsidiaries

BioQuest International Inc. has been uniquely structured by combining existing businesses that BioQuest will acquire with businesses that it will develop internally for two principal reasons. First, to enable the overall company to fold in businesses which have a synergistic appeal within the field of alternative medicine, and which fit strategically into its master business model; have been formed and, have a beginning infrastructure; have a historical track record; have begun to generate revenues; have solid and proven management; have the need for capital to properly execute their business plan and to grow the business; and have the need for a well-designed, comprehensive marketing plan and strategies in order to facilitate their plan and achieve their goals. Second, by infusing each of these operating subsidiaries entities with sufficient capital, in addition to providing the proper marketing drivers and marketing management through the creation of internally developed entities, we will significantly increase the revenues and earnings of all business operations, existing, acquired and startup. It should further be noted that this also provides an essential opportunity to cross-market between and amongst companies, creating substantial cost and revenue producing efficiencies within the complete system.

The following is a brief summary on each of the companies in the process of development:

(1) BatoutofHealth.com, expected to commence operations in April 2001, has been designed to be the most comprehensive Internet portal within the field of alternative medicine. This portal will provide a single source site for medical practitioners, individual consumers and companies to go for information,

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education, research, products and services related to health and well being through non-allopathic, natural, holistic and alternative/complementary therapies. The principal focus will be on those preventative therapies employed and practiced in order to avert disease through a combination of various disciplines and modalities that have been proven to promote wellness. Alternative/ complementary treatments are available for those who demonstrate that need. It should be carefully noted that this site has been structured as a true profit-driven e-commerce site, with B2B and B2C capabilities, and is not merely an informational site. In addition, our portal has been structured as a powerful market-driver for each of the other brick and mortar business entities within the BioQuest International family, and is therefore not a pure play site. Most of the component elements contained within the site, and listed below, are revenue producing and profit driven.

o Comprehensive database of information and articles published on all aspects of up-to-the-moment alternative/complementary medicine and preventative therapies.

o  On-line periodicals.

o On-line lectures and regular talk shows featuring respected and known experts taking calls live.

o  Full-featured electronic mail.

o A database of practitioners broken down by country, state, and city, and including a brief biography and areas of specialization on each.

o  Want ads.

o An alternative medicine "yellow pages" type format, which will include ads from practitioners and companies selling related products and services.

o A shopping mall featuring products related to alternative and preventative medicine including, but not limited to, books, tapes, videos, CD-ROMS, nutritional supplements, vitamins, herbs and equipment.

o  E-banner advertising.

o  Sales transaction fees.

o  Discounted wholesale product sales.

o  Consumer membership fees for discounted product purchases.

o Major medical insurance program for alternative/complementary medical coverage.

o A complete line of private label "BioQuest" products manufactured under our specifications and sold on our site and through traditional channels of distribution.

o  Site hosting fees.

o  Link fees.

o  Print media advertising.

o  Multi-media advertising.

o  Audio ads.

(2) The BioQuest Center for Integrative and Natural Medicine

The Bioquest Center for Natural and Integrative Medicine is dedicated to the administration of efficacious integrative treatment modalities to patients from around the world who are afflicted with various diseases. BioQuest is in the

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process of seeking an ideally located environment for its facility to provide a relaxed, tropical environment, with upscale amenities, and which will be staffed by dedicated, loving and caring professionals who put the welfare of our patients first. The location and overall atmosphere of The Bioquest Center for Natural and Integrative Medicine will provide an instrumental element to the integrated healing and recovery of the patient. The BioQuest Center incorporates case-specific treatment protocols that combine or "integrate" those modalities which have been demonstrated to be the most efficacious, with the least side effects, and which may include alternative and allopathic (traditional) therapies. Of equal importance is the recognition that the patient is a holistic person, one that is intimately connected and not just an arrangement of body systems, parts and organs. In addition to treating the physical being, we must integrate a harmonious, synergistic approach that addresses the mental and spiritual components that are interrelated to one's health, balance and wellness.

This "World Class" facility will house a treatment clinic offering principally outpatient services, but will include a limited number of inpatient rooms, along with a state-of-the-art research center devoted to finding new, effective, natural treatments for disease and illness. The Center will also train professional doctors and medical practitioners from countries throughout the world in the specific methods and techniques used in administering these highly effective treatments and therapies. The training component will be added during Phase II of the development of The Center, anticipated to occur in 2002. It is important to note that this facility will not have the "look and feel" of a traditional clinic or hospital. In our Center, you will not see staff members wearing white coats or carrying stethoscopes around their necks. The reason is simple. Many, if not most of the patients we treat, have been through the conventional medical system, where they have undergone surgery, radiation, chemotherapy and the like. They have come to us because traditional medicine has failed them. We believe that the last thing they want to see is another medical institution that looks and feels like one more potential dissappointment.

The treatments and methods The Center's doctors employ are all modalities that are proven through extensive research, as well as years of positive results through their administration to thousands of satisfied patients in clinics and hospitals throughout the world. In fact, the efficacy of many of the therapies employed surpasses most other traditional, allophatic treatments used in many hospitals in the United States and elsewhere.

The therapies to be employed are:

o  Acupuncture
o  Anger/Stress Management
o  Aquatic-Dolphin Therapy
o  Aromatherapy
o  Ayurveda
o  Bee Venom Therapy
o  Biofeedback
o  Bioresonance/BRT Therapy
o  Breathing Therapy
o  CAT Scan
o  Chakra Balancing
o  Chelation Therapy
o  Chiropractic
o  Clustered Water
o  Cold Sheet Treatments
o  Colon Therapy
o  Counseling (Nutrition, Psychological, Spiritual)
o  Darkfield Microscopy
o  Deep Tissue Therapy
o  Detoxification
o  Electrotherapy

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o  Energy Medicine- Rife Technology
o  Enzyme Therapy
o  Exercise and Fitness
o  Fasting
o  Hair Analysis
o  Horbology
o  Hemopathy
o  Ho'oponopono
o  Hydrotherapy
o  Hypertonic Oxygen Therapy
o  Hyperthermia
o  Juice Therapy
o  Kirlian Photography
o  Laughter Therapy
o  Light Therapy
o  Live Cell Therapy
o  Lymph Drainage Therapy
o  Magnetic and Electromagnetic Therapy
o  Massage Therapy
o  Meditation
o  Mercury Detox (Amalgum removal)
o  MRI Scan
o  Music Therapy
o  Negative Ion Therapy
o  Nutrition
o  Oxygen/Ozone Therapy
o  Physical Therapy
o  Qi Gong Therapy
o  Reflexology
o  Sauna/Steam Therapy
o  Stern Cell Transplant
o  Tai Chi
o  Thermography
o  Ultra Violet Blood Irradiation
o  Visualization
o  Yoga

(3) The BioQuest Seminar Program

The BioQuest Seminar Program has been established to provide a grass roots approach to educating the general public to the ways in which they can increase their overall feeling of health and well being. The seminar programs are directed by Dr. James Chappell, a retired chiropractic and naturopathic physician, clinical nutritionist and medical herbalist, who has treated over 7,000 patients in his 30-year career. The outreach mission of the seminar program will be accomplished through lectures, seminars, symposiums, conferences, classes and retreats which are given in all major markets throughout the United States and in select cities abroad. The topics covered in each of these venues focuses on health and well being. They provide a valuable forum and structure for participants to "live the experience" while involved, and then take this education and experience home and put it into active daily practice.

A full menu of topics are covered. An example of some are:

o  There Is No Incurable Disease
o  Immunologic Rejuvination
o  Systematic Detoxification
o  Wellness Education

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Among the conditions addressed are:

o  Heart Disease
o  Cancer
o  AIDS
o  Alzheimer's Disease
o  Diabetes
o  Arthritis
o  Chronic Fatigue Syndrome
o  Herpes
o  Sexual Dysfunction
o  Depression
o  Allergies
o  Colds
o  Flu

(4)BioQuest Media Resources Group

BioQuest Media Resources Group functions to support each of the operating companies within the BioQuest Family, through its use of, and promotion through traditional media resources. These include newspaper, radio, television, cable, infomercials, live-streaming audio and video broadcasts on the Internet and newsletters.

The first enterprise underneath the Media Resources Group umbrella to be developed is a monthly newspaper (to be named) that will focus on "truth journalism" reporting on topics that are little known to the public, and yet are of great concern regarding our health and well being. The President of BioQuest Media Resources Group is Ms. Nicole Shoong, formerly Editor in Chief of the California Sun, a regional newspaper that focused on exposing potential threats and dangers to mankind. BioQuest's intent is to establish distribution of this publication within every major market in the U.S. and to include it as an on-line publication within Bat out of Health.com, our Internet portal. We intend to utilize existing distributors, and will establish health food stores and alternative medical practioners' offices as our primary channels of distribution. In addition, editions will be mailed to all paid subscribers.

The second entity to be developed is Heart to Heart Radio, a weekly radio talk show which will be syndicated nationally and will feature Ms. Nicole Shoong and Dr. James Chappell, formerly the hosts of the Shoong and Chappell Show, a regional weekly broadcast in California and operating with a similar format. Heart to Heart, hosted by Nicole Shoong and Dr. James Chappell, offers a featured guest each week who is preeminent in his or her discipline within the health industry. The shows will also be aired via live-streaming broadcasts through our contemplated Internet portal, Bat out of Health.com.

(5) The BioQuest International Health Foundation

The BioQuest International Health Foundation is being set up as a non-profit foundation, which will channel private charitable contributions and government grants and funding into the research of new treatment protocols, as well as providing treatment, through The BioQuest Center for Integrative Medicine, to a group of patients that are financially less fortunate.

Future Acquisitions

The Company has identified a number of synergistic business areas which fit its master business model, and with which it intends on establishing additional profit centers in the future. These include, but are not limited to, wellness retreat centers, alternative medical publications, direct mail nutritional supplement marketing companies, nutritional supplement manufacturing operations and a strategic alliance with a major health insurance carrier for the purposes of underwriting an alternative health only major medical insurance plan. We have investigated a number of business and acquisition opportunities and have performed preliminary due diligence on several.

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Business Potential

In the future, BioQuest International Inc. will develop or acquire additional strategic allied markets and products,which will be incorporated into its overall business model. BioQuest is committed to becoming the dominant provider of information, education, products and services related to integrated/ alternative/complementary medicine throughout the world. In pursuit of this mission, and in order to achieve this preeminent status, BioQuest will employ four key business strategies throughout its growth and development.

o Dedicate its resources to the development and marketing of information, educational resources, products, services and sources for the establishment and maintenance of health and well being in addition to sources for the treatment of illnesses and diseases within the alternative/complementary medicine domain, to the greatest number of people possible, on a global scale.

o Penetrate target markets through comprehensive consumer and institutional oriented marketing strategies. Drive toward market saturation through aggressive and effective advertising and promotion for all of the products and services we offer, and consolidate and direct all effort toward building the BioQuest brand.

o Within all elements of brand and product development for market readiness, adhere to the philosophy of differentiation such that BioQuest's presence, products and services stand out and stand alone within each of our categories.

o Maintain our competitive edge over time through the development and implementation of new breakthrough technologies and processes; the creation of new products and services that establish distribution within additional niche-oriented segments of the market; and invest in new technological developments via strategic alliances, partnerships, joint ventures, acquisitions and consulting agreements.

In examining the market conditions relative to our overall business model, we believe we are in a fertile market for our products and services as indicated by the following:

o Large Consumer Base/Market Size: Over 80 million baby boomers in the U.S. alone, our primary target market, are increasingly concerned with slowing the aging process, preventing disease, optimizing health and improving their quality of life as they approach or enter mid-life.

In addition, the generation X population is better educated, have higher incomes and demonstrate an established and growing regard for health and fitness which exceeds that of previous generations.

o Today, 45% of Americans now take vitamins, mineral supplements, herbal products or other dietary aids on a daily basis, with an additional 23% who do so several times each week. This popularity is feeding the $11.5 billion supplemental business.

o The explosive growth of the "nutraceutical" market, which includes all dietary supplements, is an $86 billion industry, and is predicted to grow to $250 billion within the next 5 years.

o A pendulous shift from conventional medical care and practices to alternative therapies and treatments has taken place within the past decade. In 1997, Americans made 600 million visits to alternative medical practitioners, eclipsing visits made to conventional primary care physicians. They also spent $27 billion out-of-pocket on alternative care, compared to $29 billion in unreimbursed physicians' services.

o The "War on Cancer" is being lost. With over $30 billion in cancer research spending by the Federal Governemnt alone over the past 30 years, the incidence rate has increased by 18% and the mortality rate is up by 6%.

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o  Clearly, conventional cancer therapy is a catastrophe. According to the
   American Cancer Society, 1.5 million new cases of cancer were diagnosed in 1999, with nearly 600,000 dying in the U.S. Predictions indicate that one out of three of us will develop cancer in our lifetime. That is 88 million people in the United States alone.

o According to the World Health Organization, in 1998 cancer caused 12% of the 52 million deaths globally, emerging as the third leading killer after infectious/parasitic diseases and coronary/heart disease.

o The pandemic spread of HIV/AIDS has infected more than 200,000 people in the U.S. in the last decade. More than half have died, most within 4 years of showing symptoms of the disease. The Center for Disease Control (CDC) reports that 2.2 million Americans now carry the HIV virus, but are not yet symptomatic.

o Global estimates are very low due to a lack of reporting and lack of adequate definition. It is however estimated that there are over 33 million people living with HIV/AIDS at this time, with over 5 million new cases being reported, and claiming 2.5 million lives, each year.

o Today there are over 40 million Internet users in the U. S. alone, with that number growing exponentially over the next decade. It is estimated that 50% of Internet users will be shopping on-line by 2001, with 53% of that being women. It is further estimated that by 2004, on-line shopping will reach $3.2 trillion.

o Economics: All products and services will generate high margins, enabling BioQuest International to acheive significant market value based upon a strong profit plan.

o Growth Opportunities: Bioquest International Inc. has assembled subsidiary businesses, each of which reside within industries of high growth and high profit margins. These include the Internet, e-commerce, alternative health care, pharmacuticals (natural), nutritional supplements, direct mail, natural foods and seminars.

o Management and Technical Expertise:The founders and management team is a highly unique and immensly talented and cohesive group of individuals, some who are pre-eminent in their fields, and each of whom bring decades of experience in:

o  Entrepreneurship
o  Top Level Business Management
o  Medicine and Healthcare
o  Medical Research
o  Marketing
o  Information Technology
o  Electronic Commerce
o  International Commerce
o  Financial Management
o  Retail Concept Development

The Company is in the interminable process of seeking out, identifying and attracting like-talent to further enhance its overall management team. It should be noted that the company is also intent on aligning itself with luminaries in venues which complement the permanent team, and which will contribute to our overall mission and objectives.

o Operational Functionality: BioQuest International Inc. will, in part, operate on a virtual basis. We will outsource nearly all manufacturing of raw supplies in addition to finished goods. We will smartsource most of the component operations of our Web portal. Where practical, our fulfillment operations will be contracted out. Our only true "brick and mortar" operations will be the Center for Natural and Integrative Medicine, The California sun, The Shoong and Chapell radio show and the BioQuest Seminar Program. It should be noted, however, that while BioQuest will outsource many of the component functions of its operation, it will have certain of its employees working hand-in-glove with these contractors to insure absolute

                                      II-14
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   quality control according to the specifications and standards we have given them.

   In structuring the company this way, we have limited capital tied up in hard assets; have the flexibility in changing suppliers and contractors based upon economic and functional demands; can create operating efficiencies by using the competitive bidding process to our advantage; can use a number of suppliers at once, thus avoiding crises of being at the mercy of a single supplier in the event of a supply/demand imbalance.

   Where possible, we will establish actual "partnerships" which will create benefit for our supplier and ourselves by providing incentives for the execution and implementation of our mutually developed plan.

o Research and Development: BioQuest will reinvest heavily in new developments, technologies, processes and products in our effort to maintain our competitive edge across all lines of business. We will establish strategic alliances globally with individuals, companies, and research centers that possess cutting edge technology that we can incorporate into our overall business model. In Addition, as it relates to research for integrative medical treatment modalities, our clinic in the Caribbean will house one of the finest medical research facilities anywhere in the world. We expect to attract many of the world's finest researchers to this facility. BioQuest will also contract with researchers from around the world to research specific treatments and cures. Likewise, BioQuest will license certain technology, processes and patented products developed by independent sources. Markets and Customers.

Management

By way of summary, the following table reflects the name, age and position of our Executive Officers and Directors. Please see the biographical information, which follows:

Name Age Position

Peter J. Ewens 52 President, Chief Executive Officer and Director

Roger Miller 68 Chief Financial Officer and Director

James Chappell, D.C., N.D. 50 Vice President of Medical and Scientific Technology Ph.D., M.H.

Nicole Shoong 47 President of Media Resources Group

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Getting Started

Getting started on BioQuestIPO.com is simple. To find out about who we are and what we do, read all about us.

We also recommend you that you begin by reading the Investors' Frequently Asked Questions and the Glossary. This will give you all the basic information you need, from defining an IPO and/or DPO to teaching you how BioQuest's Dutch Auction offering works.

As an individual, after you have read the tutorial you can become a registered user of BioQuestIPO.com by going to the Registration page.

Registering for BioQuestIPO.com is absolutely free! There are no hidden charges, and there is absolutely no obligation. There are never any membership fees, ever.

In order to begin, please read our preliminary prospectus to learn more about BioQuest's offering, click here to register.

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FAQ's for the Individual
o       What is an IPO?

o       What is a self-underwritten Direct Public Offering (DPO)?

o       What is a Dutch Auction?

o       What happens in case of a tie?

o       How does the bidding process work?

o       What information do I receive about BioQuest?

o       How long will the auction be open?

o       What is the minimum number of shares I can buy?

o       How do I pay for the DPO?

o       Who/What is the escrow/transfer agent?

o       Can I change or cancel a bid?

o       Can I submit more than one bid?

o       What happens to my stock once I buy it?

o       When can I trade the stock?

o What happens if I bid for BioQuest's DPO and I get outbid or the offering does not get done?

o       How is BioQuest's  website  different from other sites  offering  online
        IPO's?

o       On what exchange will BioQuest's shares be listed?

o       How can I receive a hard copy of BioQuest's prospectus?

FOR THE INDIVIDUAL:
WHAT IS AN INITIAL PUBLIC OFFERING (IPO)?

An Initial Public Offering is when a corporation offers stock to the public for the first time.

WHAT IS A SELF-UNDERWRITTEN DIRECT PUBLIC OFFERING (DPO)?

A self-underwritten DPO is when a company files to go public itself without the use of a traditional investment banking firm.

WHAT IS A DUTCH AUCTION?

This is a system that enables all potential investors in an IPO to make a bid at the price they are willing to pay for the stock in the aftermarket. The price for the IPO is set at the price of the lowest bid price that sells all of the allotted shares. All shares are priced at that price. The investors are allocated their shares by filling the highest bid first and then in descending bid price order.

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An example:

BioQuest wants to sell 1,000,000 shares of its stock on an all-or-nothing basis at $8/share minimum in a DPO. This means that if at least 1,000,000 shares are not sold at $8/share to as high as $20/share, BioQuest will withdraw the DPO. Investors then bid the price that they are willing to pay, understanding that this is an auction that fills from the highest price to the lowest price. One person may bid $20/share for 1,000 shares. Another, $18/share for 1 share. Assuming bids for at least 1,000,000 shares are received, it is the lowest priced bid that includes the minimum up to a maximum number of shares in descending order, that determines the price. The investors who bid higher get their excess money back while those who bid lower get all their money back. Allotments are filled starting with the people who bid highest getting their entire allotments (i.e. $20/share for 1,000 shares).

WHAT HAPPENS IN CASE OF A TIE?

If there are too many bids at the clearing price to fill them all with the remaining shares, the following procedure will be carried out:

The total remaining shares to allocate will be divided by the total number of shares bid on at the clearing price. If the percentage is less than 10%, then bids will be filled in their entirety on a first-come, first-served basis based on your bid submission time. If this percentage is greater than or equal to 10%, then everyone who has a bid at the clearing price will receive that percentage of their desired allotment. All partial share allotments will be rounded down to the nearest whole number, and these combined partial shares will be allocated to the bidders based on their time stamps, on a first-come first-served basis. See the examples below for clarification.

Total shares offered in the DPO: 1,000,000

Clearing Price: $14.00 (An example assuming the midpoint of the $8.00 minimum and $20.00 maximum)

800,000 shares bid are allocated to investors who bid above $14.00.

EXAMPLE:

o 350,000 shares are bid on at a clearing price of $14.00 per share, only 200,000 remain to be allocated.

o 200,000/350,000 = 57% greater than or equal to 10%.Therefore all bids at $14.00 will be 57% filled.

Suppose an investor bids on 90 shares, their 57% allotment would be 51.3 shares, which would be rounded down to 51. Suppose another investor bids on 10 shares, their 57% allotment would be 5.7 shares, which would be rounded down to 5. The partial shares would be combined to form 1 additional share which would be allocated to the bidder with the earliest time stamp; hence, the investor who would have received 51 shares, would now get 52 shares if he/she had the earlier time stamp, while the other investor would stay at 5.

HOW DOES THE BIDDING PROCESS WORK?

You place a bid on an IPO for the price you feel comfortable paying in the aftermarket. Remember, this is a Dutch Auction that fills from the highest bid to the lowest bid.

WHAT INFORMATION DO I RECEIVE ABOUT BIOQUEST?

You will be required to read BioQuest's Prospectus before placing a bid. Our prospectus will be available to you online or you can print it out directly from the BioQuestIPO.com(TM) site.

HOW LONG WILL THE AUCTION BE OPEN?

The auction will be open for up to 90 days. However, the auction can close at any time prior to the 90 days if BioQuest raises the total proceeds. Therefore, it is in your best interest to place a bid and send your money to AST as soon as possible.

WHAT IS THE MINIMUM NUMBER OF SHARES I CAN BUY?

There is no minimum number of shares that a prospective bidder has to buy. You can buy one share to a maximum of 10% of the whole offering.

HOW DO I PAY FOR THE DPO?

You can pay for an DPO that is on our site in one of three ways:

o    Send in a certified check or money order for the amount due.

o    Wire funds directly from your bank or brokerage account.

o    Have your bank account  electronically  debited  (United  States  Residents
     Only).

WHO AND WHAT IS THE ESCROW/TRANSFER AGENT?

An escrow/transfer agent is the bookkeeper for public companies stock records. They keep track of how many shares there are, where they are, and whom they belong to. An escrow/transfer agent also acts as the escrow agent for this self-underwritten offering on BioQuestIPO.com(TM). The escrow/transfer agent used on our site is American Stock Transfer (AST). AST is the largest independent stock escrow/transfer agent in the U.S. They service more than 2,000 corporations with over 6,000,000 shareholders. They have clients located in all 50 states and many foreign countries. The New York State Banking Commission and the Securities and Exchange Commission regulate them.

CAN I CHANGE OR CANCEL A BID?

You can cancel your bid at anytime prior to the closing of the auction. The only way to change a bid is to cancel your original bid and re-submit a new bid.

CAN I SUBMIT MORE THAN ONE BID?

Yes. You can submit as many bids as you would like. Please remember that you can only bid for up to 10% of the entire BioQuest offering. Therefore, the total shares of all your bids may not exceed 100,000 BioQuest shares.

WHAT HAPPENS TO MY STOCK ONCE I PURCHASE IT?

When you place a bid, you indicate how you want AST to deliver your shares. Either they may be held at AST or transferred to your brokerage account

WHEN CAN I TRADE THE STOCK?

BioQuest shares will begin trading on the American Stock Exchange if this 1,000,000 share offering is successful.

WHAT HAPPENS IF I BID FOR THE BIOQUEST'S DPO AND I GET OUTBID, OR THE OFFERING IS WITHDRAWN?

If you were outbid or the offering does not go public, you will be returned all monies by check from American Stock Transfer at the end of the auction. If you paid originally by wire transfer, all funds will be credited to the account from which you wired funds. All other payment methods will be reimbursed by check from American Stock Transfer within two (2) weeks.

HOW IS BIOQUESTIPO.COM DIFFERENT FROM OTHER SITES OFFERING ONLINE IPO'S?

BioQuest's site is different from other sites offering "online" IPO's in several ways:

o    You can buy our stock directly from BioQuest on our site.

o You can pay for the DPO with a certified check/money order, wire transfer, or debiting your bank account.

o    We use a Dutch Auction method to allocate the purchase of shares.

o A self-underwritten offering done on our website enables anyone with the requisite money to pay for their shares, to have an equal chance to buy from 1 share to 10% of this BioQuest offering.

ON WHAT EXCHANGE WILL THE BIOQUEST SHARES BE LISTED?

Our shares initially will be listed on the American Stock Exchange ("AMEX") if this 1,000,000 share offering is successful.

HOW CAN I RECEIVE A HARD COPY OF BIOQUEST'S PROSPECTUS?

You can print it out directly from the BioQuestIPO.com website.

Investor Help
             Bidding

How To Bid
----------
Follow these instructions to learn all the details about our Dutch Auction process, and what you can do to bid successfully on our offering . You can also get some quick answers to the most frequently asked questions about bidding.

Bidding Glossary
----------------
Definitions of terms used in the bidding process. Look here for explanations of unfamiliar terminology, or to make sure you understand exactly what is required for each of the forms you need to fill out to place your bid.

Tutorial
--------
A step-by-step walk-through of the bidding process. Especially for beginners and first time users, this tutorial is designed to take you through the bidding process, from choosing a bid price and the number of shares to sending in your money all the way through to the receipt of your shares.

Frequently Asked Questions
--------------------------
Answers to the most frequently asked questions about the BioQuest Dutch Auction bidding process. Look here for quick answers to some of your most important questions.

QuickTips
---------
8 Important Tips every bidder should know

Bidding Tutorial

A Step by Step Tutorial of the BioQuest Dutch Auction Bidding Process.

For first time and beginner bidders, this tutorial will provide you with a complete walk-through of our bidding process, from reading our prospectus to placing your bid, setting up a payment method and confirming your bid.

Click Here to proceed to step 1: Reading the Prospectus
-------------------------------------------------------

Answers to the most frequently asked questions about the BioQuest Dutch Auction bidding process. Look here for quick answers to some of your most important questions.

BIDDING QUICK TIPS

New to bidding? Here are some quick facts to help you:

1. Before placing a bid, it is always a good idea to be a prudent investor who does his/her homework. You are highly encouraged to read BioQuest's prospectus, and do your own outside research, to understand the company itself and make an educated bid. By law, you cannot bid until you download the prospectus and read the information.

2. BioQuest sets the number of shares to be issued and the minimum bid price. In order to place a bid, you must price your bid at or higher than the minimum and indicate the number of shares you would like. For example, since the minimum bid is $8.00, you must start your bidding at $8.00.

3. The higher your bid, the more likely you are to be allocated shares. Your bid must be an amount that you are willing to pay. Remember, you must come up with the full cash amount of your bid before your bid is accepted into the auction.

4. You may bid for as little as one share. However, no one investor, individual or institution can place a bid for more than 10% of the total shares offered for each company. For example, since BioQuest is offering up to 1,000,000 shares, you may not bid for more than 100,000 shares.

5. Once you place a bid, the bid is not officially accepted until your money is received at the Escrow/Transfer Agent.

6. BioQuest has the right to close the auction for any reason prior to the official end date once at least 1,000,000 minimum shares have been bid for. Therefore, be sure that any bid you make is final, just in case.

7. Remember, in the event of a tie, shares will be allocated to investors on a first come, first serve basis according to bid time.

8. Each bidder will be assigned a Unique Bid ID for each bid placed. It is important to remember that this Unique Bid ID needs to be written on your certified check or included in your wire instructions. Without this Unique Bid ID on your check, your check will be returned or wire refused, and your bid not accepted.

9. You can cancel your bid at any time before the close of the auction. Once canceled, your money will be returned to you by check within two weeks. Once the auction is closed, you will not be able to cancel your bid and get your money back.

10. You will be notified of the results of the auction immediately following the conclusion of the independent audit.

Investor Help
             Bidding
                   How To Bid
                         BIDDING TUTORIAL
                         Reading the Prospectus
                         Placing a Bid
                         Selecting Payment and Delivery Methods
                         Confirming your Bid and Taxpayer Status
                         Your Final Bid and Printing Your Invoice

Bidding Tutorial

A Step by Step Tutorial of the BioQuest Dutch Auction Bidding Process.

For first time and beginner bidders, this tutorial will provide you with a complete walk-through of our bidding process, from reading our prospectus to placing your bid, setting up a payment method and confirming your bid.

Click Here to proceed to step 1: Reading the Prospectus
-------------------------------------------------------

NOTE: ALL NUMBERS USED IN THE FOLLOWING TUTORIAL ARE FOR EXAMPLE PURPOSES ONLY!

Reading our Prospectus

Before you can even begin to place a bid for BioQuest's shares, you must read and confirm that you have read our prospectus.

On the Offering page, you will see a record of your bids for our auction.


                [Open Auctions]
       [Company]               [Prospectus]            [Auction]
        -------                 ----------              -------
        XYZ Corporation             Read                   Bid


You will notice that the "Bid" link is disabled (grayed out) until you have read BioQuest's prospectus, and indicated to us that you had access to the information contained therein.

To read our prospectus, click on the "Read" link in the second column.

On the next page, you will have the option to either download our prospectus in PDF format, or to read the prospectus online in your web browser.

         ---------------------------------------------------------
        |                                                        |
        | [PDF Graphic]  Click here to download the company's    |
        |                propsectus in Adobe Acrobat format      |
        |                                                        |
        | [HTML Graphic] Click here to read the HTML version of  |
        |                the company prospecuts                  |
        |                                                        |
        ---------------------------------------------------------

Choose whichever format you prefer. If you choose to download our prospectus in PDF format, you will need a copy of Adobe Acrobat installed on your computer. A free version of Adobe Acrobat Reader, as well as download and installation instructions for most major operating systems, is available from Adobe's Web site.

Once you have read our prospectus, you can indicate that you have done so, and that you had access to the information contained in our prospectus, by selecting the "Yes" button on BioQuest's Prospectus download page, and clicking the "Place a Bid" button. .


         ---------------------------------------------------------
        |                                                        |
        | I HAVE READ BIOQUEST PROSPECTUS AND CONSISTENT WITH | | THE TERMS AND CONDITIONS OF THE PROSPECTUS. I WISH TO |
        |  PLACE A BID FOR BIOQUEST SHARES.                      |
        |                                                        |
        |     [Check circle] Yes       [Check circle] No         |
        |                                                        |
        ---------------------------------------------------------

Click Here to Proceed to Section 2: Placing a Bid
-------------------------------------------------

Placing a Bid

If you have indicated that you have read our prospectus, the "Bid" link under "Open Auctions" on your Offering page will be active. Click on that link to begin.


                [Open Auctions]
       [Company]               [Prospectus]            [Auction]
        -------                 ----------              -------
        XYZ Corporation             Read                   Bid


The first step in placing a bid is to determine how many shares you wish to purchase, and what price you are willing to pay for each of those shares.

Remember, once the auction closes, shares are allotted to the highest bidders first. Even though everyone who receives shares pays the same price for them. The higher you bid, the more likely you are to receive the entire allotment of shares for which you placed a bid. Low bidders may receive all, some, or none of the shares that they bid for, depending on how many shares are available, how many other bidders have placed higher bids, and what the clearing price is.

To begin placing your bid, first enter the number of shares that you are willing to purchase. Next, enter the Price Per Share that you are willing to pay.

The "Total" field will automatically be filled in for you. This is the exact amount of your bid, and your payment received by the transfer agent must match this amount EXACTLY.


                Number of Shares: [?]   [               ]
                Price Per Share: [?]    [               ]
                Total: [?]              [               ]


Please note the [?] icons throughout the bidding sections. Clicking on these icons will bring up a window with a definition and explanation of what each field is for, and guidelines for filling in those fields correctly. Please refer to these help sections if you have any questions.

Once you have filled in the number of shares you want to purchase and the price per share you are willing to pay, you are ready to proceed to the payment method section. Click the "Next" button at the bottom of the bidding form to proceed.

Click Here to Proceed to Section 3: Selecting Payment and Delivery Methods
--------------------------------------------------------------------------

Selecting Payment and Delivery Methods

Before your bid can be processed, you must indicate how you wish to pay for the shares you are bidding on. Please note that bids cannot be accepted until the funds have been received by the transfer and escrow agent, American Stock Transfer.

To select a payment method, you must have already created and set up at least one payment method in your profile. The payment methods available to you in the bidding section will depend on what payment methods you have already established.

To choose which payment you would like to utilize for a specific auction, select one from the pull-down menu.

                                /
                Payment       \/ List of Available Payment methods
                Method [?]       Cashier's Check/Money Order
                                 Wire Transfer
                                 Bank Account Debit


There are some important factors to consider when selecting a payment method. First and foremost, your payment MUST be received by the escrow/transfer agent before your bid can be accepted. If for any reason your payment is delayed, misrouted, lost or returned, your bid will be canceled. Please also note that the auction end date is SUBJECT TO CHANGE WITHOUT NOTICE. If the auction ends before your payment is received, your bid will automatically be canceled.

Some other important factors include:

o A Cashier's/Bank Check, Money Order or Wire Transfer must have your Unique Bid ID prominently printed on it, otherwise American Stock Transfer will not be able to match your bid with your payment, and your bid will be rejected at the end of the auction.

o If you choose "Bank Account Debit," be certain that there are sufficient funds in your account prior to placing your bid. Otherwise, your bid may be initially accepted, and then rejected if sufficient funds are not available in your bank account.

Please also note that all residual funds (i.e., the difference between the final cost of the shares you have been allotted and the money that you previously sent
in) will be returned to you by check within 2 weeks, regardless of the payment method which you utilized.

You must also select a delivery method for your stock certificates, should you be allotted shares at the end of the auction. You have a maximum of two choices, both of which must be established and set up in your profile prior to placing a bid. Once you have done so, you will be able to select which method of stock certificate delivery you wish to use for each auction you participate in.

Select the delivery option you desire from the pull-down menu.

                                /
                Delivery      \/ List of Available Delivery methods
                Method [?]       Send to My Brokerage Account
                                 Hold at Stock Transfer Agent


Once you have selected a payment and delivery method, click the "Next" button to proceed to the bid confirmation page.

Click Here to Proceed to Section 4: Confirming Your Bid and Taxpayer Status
---------------------------------------------------------------------------

Confirming your Bid and Taxpayer Status

Once you have selected a payment method and delivery method, you are ready to confirm the details of your bid and verify your Taxpayer ID number.

Make sure that the number of shares you have bid on, and the price per share that you indicated you were willing to pay, are both correct. Also double check the payment and delivery methods that you selected in step 2.


                Number of Shares: [?]                  1,000
                Price Per Share: [?]                  $27.00
                Total: [?]                        $27,000.00
                Payment Method [?]             Wire Transfer
                Delivery Method [?]     Deliver to Brokerage
                                                     Account

Example only without regard to BioQuest particulars or your assesment of the bid you may wish to make. If all of that information is correct, you are now ready to confirm your Taxpayer ID number.

First, you must indicate whether or not you are a citizen of the United States. Choose the appropriate option from the two which are listed.

        Pleae select one of the options below:

        [x]  I am a citizen of the United States of America

        [ ]  I am NOT a citizen of the United States of America


If you are a citizen of the United States of America, then you must verify that the disclosure statement which follows is true


          Under penalty of purjury, I certify that:

          *    The number of entered below is my correct Tax Identifiction
               Number.

          * I am not subject to backup witholding on dividend or interest funds by teh interal Revenue Serie because (1) I am exempt from backup withholding, or (2) I have not been notified by the IRS that I am subject to backup withholding.

          Submittal  of this form  denotes  certification  of these  statements.
          Please  enter  your  Taxpayer   Identification  Number,  omitting  the
          hyphens. For individuals, this is your social security number.

          Taxpayer ID Number: [?]  [                      ]


If the statement above is true, you must indicate such by entering your Taxpayer ID Number. For individuals, this is your social security number.

If you are not a citizen of the United States of America, you are not required to enter anything into the Taxpayer ID Number field.

Finally, once you have filled in the required bids, and you are certain that your bid information is correct, enter your password (this is the same as the password you used to enter the Offering section of the site) into the password field and then click on the "Confirm Bid" link.


               Please enter your password  [                       ]
               <-- Back                               Confirm Bid -->

The next screen will include the final details of your bid, as well as any pertinent instructions regarding your payment or delivery methods. There will also be a link which you can use to display a printable invoice for your records, and to include with any payments you need to send in.

Click Here to Proceed to Section 5: Your Final Bid and Invoice
--------------------------------------------------------------

Your Final Bid and Printing Your Invoice

Once your final bid has been confirmed, you will see a page summarizing the details of your bid, as well as some other pertinent information regarding the payment method you have selected, the delivery method you specified, and information about the auction in general.

The most vital piece of information presented on this page is your UNIQUE BID NUMBER. You should pay careful attention to this number. If you have any questions regarding your bid, or any problems with your payment, you MUST refer to this number.


                Bid Number: [?]              UBN123450123456
                Number of Shares: [?]                  1,000
                Price Per Share: [?]                  $27.00
                Total: [?]                        $27,000.00
                Payment Method [?]             Wire Transfer
                Delivery Method [?]     Deliver to Brokerage
                                                     Account


Exmple only without regard to BioQuest DPO particulars. The Unique Bid Number is the only piece of information which American Stock Transfer can use to identify your payment. Therefore, if you chose to pay with a Cashier's Check, Bank Check, Wire Transfer, or Money Order, you must include your Unique Bid Number on your payment. If you are paying by Cashier's/Bank Check or Money Order, write the Unique Bid Number in the "memo" area. If you are paying by wire transfer, make sure that your bank includes the Unique Bid Number as one of the comment areas on your wire transfer. IT MUST INCLUDE THE LETTERS "UBN".

Lastly, you will notice a link to a printable invoice.


                    Please Click Here to Print Your Invoice
                    ---------------------------------------


Click on that link to go to a page which you can print, and which will serve as the invoice for your bid. To help American Stock Transfer identify your payment, if you choose to pay by Cashier's/Bank Check or Money Order, include a copy of the invoice with your payment.

            Welcome to the BioQuest International, Inc. Direct Public
                               Offering Website.

          This entire website is part of the BioQuest prospectus that BioQuest has been filed with the Securities and Exchange Commission.

          The purpose of this site is to allow you, the individual investor, to invest directly in our company without large brokerage fees or opening a brokerage account.

          We will conduct our self underwritten, all-or-nothing, 1,000,000 share Direct Public Offering (DPO) using a Dutch Auction of our registered shares on this site.

          Join now to learn more about BioQuest and read our prospectus.

Glossary of Terms

 [A] [B] [C] [D] [E] [F] [G] [H] [I] [J] [K] [L] [M] [N] [O] [P] [Q] [R] [S] [T]
                               [U] [V] [W] [Y] [Z]

A

Account Executive: In the securities field, another name for a stockbroker.

Account Statement: A statement a brokerage firm sends a client that summarizes the activity of his or her account--that is, if there have been any dividend or interest payments, as well as liquidations or purchases of stocks, bonds, mutual funds and other investments.

Accumulation: Institutional investor buying large amounts of stock, but doing this over time so as not to affect the stock price.

Acquisition: one company buying all the stock of another company.

Active Market: a securities market that has high levels of trading.

Advance/Decline Line: a market indicator that shows the number of stocks going up compared to those stocks going down. The Advance/Decline Line is used to indicate the general direction of the stock market. For example, if more stocks are going up than down, the market is considered to be bullish.

Aftermarket: the active market where traders buy and sell shares in a public company. The most common markets are NASDAQ, New York Stock Exchange and American Stock Exchange.

All-or-None Offering: if a minimum number of shares of a company are not sold, the offering is then canceled.

Allotment: the number of shares each underwriter is authorized to sell.

Analyst: someone who researches companies, so as to determine which ones are worth purchasing or selling.

Angel: friend, family member or wealthy individual that will invest money in startup companies.

Annual Report: a document that the government requires every public corporation to distribute. The annual report shows: the names of the directors,the earnings, sales, corporate strategies, assets, etc.

Appreciation: when the value of a stock or bond increases.

Arbitration: the arbitration clause found in nearly every brokerage client account form, in which the client agrees to arbitrate disputes with his or her broker. Arbitration is considered to be a cheaper and quicker alternative to the court system.

Ask: the price at which the client buys a stock.

Asset: the property of an individual or a corporation.

Asset Allocation: an investment approach in which the client's assets are divided into a variety of categories. For example: 50 percent in stocks,40 percent in bonds and 10 percent in cash.

Asset Play: buying a stock that you believe is selling below its actual value.

Auction: see Dutch Auction.

Auditor: a member or members of a firm of certified public accountants who will independently review the books of a company before a public offering. [TOP] B

Back Office: where client records are maintained and processed. Many back offices are computerized, quick and efficient. However, there still may be mistakes.

Bad Boys: individuals who have violated securities laws. Such offeringsas Reg A and SCOR prohibit bad boys from participating in these offerings, unless the Securities and Exchange Commission and state authorities consent.

Balance Sheet: shows a company's assets, liabilities and capital. The balance sheet can be found in the company's annual report.

Basis: the initial cost of investments, which the IRS uses to determine an individual's tax liability.

Basis Point: equal to one-hundredth of a percentage point. For example, if a bond's interest rate increases from 8.40 percent to 8.42 percent, thenthe bond interest rate has increased by two basis points (8.42% minus 8.40%equals 0.200%).

Bear: a person who believes stocks will decline.

Bellwether Stock: a company that has an enormous influence on the direction of the market.

Best Efforts Offering: a securities firm agreeing to sell the stock of a new company to the public without guaranteeing the company any money. That is, the securities firm will do its best to sell the shares.

Bid: the price at which a client sells a stock.

Big Board: the nickname of the New York Stock Exchange.

Big  Five:   the   nation's   major   accounting   firms.   They   are:   Arthur
Andersen,Deloitte   &   Touche,   Ernst  &  Young,   KMPG  Peat   Marwick,   and
PricewaterhouseCoopers.

Block Trade: a trade of 10,000 or more shares.

Blue Chip Stocks: large, well known stocks--such as AT&T, GE, Philip Morris, GM--that are usually traded on the New York Stock Exchange. The phrase "blue chip" is said to derive from playing poker, in which blue chips have the highest value.

Blue Sky Laws: state laws that regulate the issuance of initial public offerings.

Board of Directors: a group of persons, who are elected by the shareholders, to oversee the strategic direction of a corporation.

Bond: a long-term (ten to thirty years maturity) debt instrument that pays a fixed amount of interest every six months and will pay the face valueof the bond (usually $1,000) at maturity.

Book Value: the equity or net worth of a firm, which is equal to its assets minus its liabilities.

Bottom Fishing: investors buying stocks that have fallen greatly in value.

Broker-Dealer: another name for a brokerage firm.

Bull: a person who believes the market will increase in value.

[TOP]

C

Capital Gain: when a client sells a stock, bond or mutual fund at ahigher price than he or she paid for it.

Capital Loss: when a client sells a stock, bond or mutual fund at alower price than he or she paid for it.

Capital Market: another name for a stock or bond market.

Capitalization: equal to a company's stock price multiplied by the number of shares owned by the public (that is, outstanding shares). For example, if a company is selling for $50 per share and has 1,000,000 shares outstanding,then the capitalization is $50,000,000 ($50 multiplied by 1,000,000).

Cash Account: the most basic type of brokerage account a client can open. A cash account allows the client to make transactions using cash, not loans (which would require a margin account).

Cash Cow: a stable company that generates huge amounts of consistent cash flow.

Cash  Value:   the  value  of  money  that  has   accumulated  in  an  insurance
policy--which can be borrowed or withdrawn by the client.

Chartist: a person who practices technical analysis.

Churning: excessive trading of a client's account by a broker. Thisis a forbidden practice in the brokerage industry.

Close: the final transaction price of a stock, bond or mutual fund on a particular trading day.

Closed-End Mutual Fund: a company traded on a stock exchange that buys and sells stocks of other companies.

Closely Held Company: a company that has a few people who own large amounts of stock.

COLA: see Cost of Living Adjustment. (not in glossary)

Cold Comfort Letter: a letter that indicates that the auditor found no problems with the company's books after its review.

Common Stock: issued by a company to raise money; the stock will then be traded on a stock exchange. This common stock represents ownership in the company.

Consumer Price Index: known as CPI. The CPI measures consumer inflation.

Contrarian: an investor who does the opposite of what most investors do. For example, if most people are selling airline stocks, then a contrarianwill buy airline stocks.

Control Person: persons who have special influence on the company--such as officers, directors and those who own 10% or more of the stock. These persons must meet strict regulations regarding the buying and selling of the company's stock.

Convertible Debenture: a bond that can be exchanged for a fixed amountof common stock.

Correction: a temporary fall in the stock market (usually a 10% drop).

Coupon: the semiannual interest payment on a bond.

Crash: when the stock or bond markets fall tremendously. The 1987 crash,in which the stock market fell over 20 percent, is the most recent example.However, crashes are a rarity.


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

Credit Rating: indicates the probability of a corporate or municipal bond issuer's ability to meet its interest payments and repay principal. The two most well known rating agencies are Standard & Poor and Moody's Investor Service.

Current Yield: a stock's dividend divided by its stock price. For example,if a stock has an annual dividend of $1 and a stock price of $10, then its currentyield is $1 divided by $10 or 10 percent.

Cyclical Stock: a stock that performs well during economic recoveries but does badly during recessions. Examples: companies that sell large-ticket items, such as General Motors.

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D

Debenture: a bond that is backed by the "full faith and credit"of a corporation. Since the bonds have no collateral, only strong, established companies will usually issue debentures, such as AT&T, Exxon, etc.

Default: when a company or individual is unable to meet debt payments.

Defensive Stocks: stocks that do well during recessions. These are usually issued by stable companies, such as food producers (for example, Kellogg).

Deficiency  Letter:  a company  that  files  with the  Securities  and  Exchange
Commission and state authorities in order to go public will be issued a deficiency letter by these government agencies, which makes suggestions on what to do with the offering. Although these are "suggestions," a company should follow them.

Deflation: a general decline of prices in the national economy.

Delisting: taking a stock off an exchange because it no longer meets the exchange's listing requirements.

Dilution: lowering the percentage of ownership of current shareholders by a company when it issues new shares.

Direct Public Offering: a company bypassing an underwriter and goingpublic on its own (this is what BioQuestIPO.com(TM)helps companies do).

Directors: see Board of Directors.

Discounting the News: if good or bad news comes out about a company, then investors will immediately react and discount (that is, buy or sell) the information into the stock price.

Discretionary Authority: a client allowing the broker to make trades without prior notification.

Distribution: see Lump-Sum Distribution. (not in glossary)

Diversification: spreading money into different investments so as to help reduce the risk of loss.

Dividend:   a   payment--usually   made   quarterly--to    shareholders   of   a
corporation.The board of directors of the company is the group that decides whether there should be a dividend payment.

Dog: a stock that does poorly.

Dog and Pony Show: the underwriter generating the interest of investors for a new offering. This is usually done by putting on presentations to brokers and institutional investors.

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Dollar-Cost  Averaging:  an investment strategy in which a client investsa fixed amount of money periodically (such as monthly or quarterly). When stock prices are low the client will buy more shares and when stock prices are high,the client will buy fewer stocks.

Dow Jones Industrial Average: the most widely watched indicator of the stock market. This average is composed of 30 major stocks, like IBM and Philip Morris.

Downside Risk: the price at which an investor feels a stock will, on a worst-case scenario, fall.

Due Diligence: an underwriter making a reasonable investigation of a company to see if it is ready to go public. The underwriter delves deeply into the company's financial statements. This can take several months. In a direct IPO the individual investor is responsible performing their own due diligence.

Dumping: when many investors sell stocks.

Dutch Auction: a system that enables all potential investors in an IPO to make a bid at the price they are willing to pay for the stock in the aftermarket. The price for the IPO is set at the price of the last bid for the last allotted shares. All shares are then sold at that price. The investors are allocated their shares based upon their highest bid price. An example:

XYZ corporation wants to sell 1 million shares of its stock at $5/share minimum in an IPO. This means that if all 1 million shares are not sold at $5/shareor higher, XYZ will withdraw the IPO. Investors are encouraged to bid the highestprice they want to pay for the stock.

One person may bid $50/share for 1,000shares. Another, $45/share for 1 share. When 1 million shares are bid for, the price of the last share determines the price for all 1 million. In this case, the last share was bid for $30/share. The investors who bid higher get their excess money back while those who bid lower get all their money back. Allotments are filled starting with the people who bid highest getting their entire allotments.

(E.g.. $50/share for 1,000 shares) For more information see FAQ section.

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E

Earnings Per Share: the profits of a company divided by the number of shares owned by the public. For example, if a company earned $1,000,000 and has 1,000,000 shares, then the earnings per share will be $1 ($1,000,000 divided by 1,000,000 shares).

EDGAR: an online system where an investor can obtain financial information about public companies (such as prospectuses and annual reports).

Effective Date: when the registration statement becomes effective with the Securities and Exchange Commission and state agencies. The company can then distribute a prospectus to potential customers of the new issue of stock.

Emerging Market: a Third World country that is poised for strong economic growth. There are many emerging markets in such areas as Eastern Europe, Asia and South America. In fact, there are a variety of mutual funds that invest in these emerging markets.

Equity: see Common Stock.

ESOP: stands for Employee Stock Ownership Plan, which is used by corporations to buy their own stock on behalf of their employee retirement plan.

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F

Face Value: the amount--which is usually $1,000 per bond--that a government or corporation will pay its investors when the bonds mature.

Fallen Angel: a stock that was once successful but has recently experienced great financial troubles.

Federal Funds Rate: the rate at which banks lend money to each other.Many people on Wall Street analyze the Federal Funds Rate in order to predict the direction of interest rates.

Federal Reserve System: also called the Fed. The Fed is an extremely influential factor in the American (as well as the world) economy. The Fed is the nation's central bank, which regulates the amount of money and credit availability in the economy, as well as regulating the banking industry.

Fiduciary Responsibility: a relationship of trust to another person .For example, a broker has a fiduciary responsibility to his or her client.

Filing: the date on which the registration statement is filed with the Securities and Exchange Commission or to state authorities. This begins the time of the waiting period.

Financial Printer:  the firm that creates the necessary  documents--registration
statement,   prospectus--for  a  public  offering.  These  printers  are  quick, efficient and understand the regulatory rules for public offerings.

Finder: a person who establishes a relationship with a company and then refers the company to a firm that can bring the company public. The finder will receive a fee for this service.

Fixed-Income Security: see Bond.

Flat Market: when the stock market is not moving much.

Float: the number of shares the company has outstanding.

Fully Diluted: the earnings per share assuming that all the warrants and options have been exercised.

Fully Valued: a stock or a bond reaching its peak and is poised for a fall.

Fundamental Analysis: a method of valuing stocks by considering financial data, such as cash flow, earnings, sales, market share, debt levels, etc.

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G

Glamour   Stock:   a   well-known,   popular   stock   that  has  great   growth
prospects.Typically,   glamour  stocks  are  in  exciting   industries--such  as
biotechnology and software, the Internet, etc.

Going Private: when a group of investors (usually management) buys all the stock in its company.

Goodwill: the intangible assets of a company, such as reputation, brand names, commitment to the community, etc.

Going Public: see Initial Public Offering.

Gross Domestic Product: known as GDP. It shows the value of a nation's goods and services.

Growth Stock: a stock that grows faster than the economy. The companies that issue such stock are usually small. However, bigger companies can have growth stocks, too, such as Wal-Mart.

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H

Hard-Money Assets: gold and silver.

Hedge: methods of protecting a client's portfolio from a falling market.

Hidden Asset: a valuable asset (such as real estate, a patent, etc.) whose value is understated on a company's financial reports.

High Flier: a stock that climbs quickly in a short period of time.

High-Yield Bonds: see Junk Bonds.

Holding Company: a company that has controlling ownership in one or more subsidiary companies.

Home Run: a stock that doubles in a short period of time (such as three to six months).

Hot Issue: a new issue that immediately sells higher than the offering price.

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I

Illiquid: an investment that cannot be easily converted into cash,such as real estate (which typically takes months to sell).

In-and-Out Trader: an investor who tries to make a quick profit.

Income Investment: an investment that pays mostly interest or dividends.That these investments tend to be conservative, does not imply there is little risk .

Index: a statistical calculation that measures the performance of a group of stocks or bonds over time. That is, if the stocks or bonds in the index--in general--increase in value, so will the index and vice versa.

Inflation: a general rise in prices throughout the economy.

Initial Public Offering (IPO): a corporation offering stock to the public for the first time.

Inside Information: material information that has not been disclosed to the general public. It is illegal to act on this type of information.

Insiders: directors, officers and major stockholders, who own 10 or more percent of the company's stock.

Institutional Investor: an organization with much money that invests in the stock and bond markets. Examples of institutional investors: pension funds, insurance companies and mutual funds. Much of the trading volume in stocks and bonds, in fact, comes from the transactions of institutional investors.

Intermediate Bond: a corporate or government bond that has a maturity of between one to ten years.

Investment Bankers: professionals who help corporations with mergers or initial public offerings.

Issuer: the company that issues new stock to the public.

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
J

Joint Account: a brokerage or mutual fund account in which a client owns stocks, bonds or mutual funds with one or more other people (all of whom must sign the account).

Junk Bonds: bonds that offer a high yield but are backed by companies that usually have a higher probability of default.

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K

Keogh Plan: a retirement plan for self-employed people.

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L

Large Capitalization Stock: a well-known company that has over $1 billion in market capitalization. Examples of large capitalization stocks: Philip Morris, General Electric and Wal-Mart Stores.

Leading Economic Indicators: a statistic reported by the government that tries to predict if the economy will expand or contract.

Letter of Intent: the agreement between a company and an underwriter to perform services for a public offering.

Leverage: another name for debt.

Leveraged Buyout: when a group of investors borrows huge sums of money to buy a company.

Liquidation: to sell all of a stock, bond or mutual fund.

Listed Stock: stocks that are on organized exchanges, such as the New York Stock Exchange or the American Stock Exchange. Unlisted stocks are on the Over-the Counter- Market--a computer network that spans the country.

Load: the commission charged on mutual funds.

Long-Bond: any bond that has a maturity of ten or more years. When investors talk about the long bond, however, they are usually referring to the 30-year Treasury bond.

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M

Macroeconomics: study of the whole economy (which now means the global economy).

Margin: when an investor borrows money to buy stock.

Market Maker: a securities firm that posts bid and ask prices for companies on the Over-the-Counter Market.

Market Timing: an investor trying to predict the direction of the market and invest accordingly. Unfortunately, this is a difficult strategy and has had limited success.

Market Top: the stock or bond market reaching its highest level--and is thus ready for a fall.

Maturity: the date on which the issuer will pay off the face value of its bonds.


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


Member Firm: a brokerage firm that owns a seat (membership) on the New York Stock Exchange.

Merger: two or more companies agreeing to combine their operations and form a larger corporation.

Monetary Policy: the Federal Reserve Board changing the money supply so as to change the direction of the economy.

Money Market Fund: a mutual fund that invests in short-term debt instruments of governments and large corporations. The purpose of a money market fund is to collect interest from these short-term debts and pass them on to the investors of the fund.

M1: a statistic that shows how many coins, currency and checking deposits there are in the economy.

Multiple: see Price-Earnings Ratio.

Municipal Bond: a bond issued by a locality, city or state in order to finance public projects, such as roads, hospitals, and schools. The interest a client earns on municipal bonds is exempt from federal taxes. If the client is a resident of the state in which the municipal bond was issued, the interest is exempt from state taxes. Some states allow a client to exempt interest from local taxes--such as New York (this type of bond is known as triple exempt municipal bond).

Mutual Fund: pools investor money and hires one or more money managers to buy and sell stocks and bonds.

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N

NASD: National Association of Securities Dealers. This private organization helps to regulate the stock and bond markets.

National Association of Securities Dealers Automated Quotation Service(NASDAQ): created in 1971 by the National Association of Securities Dealers, NASDAQ is an extensive electronic system that links many traders who deal in over-the-counter stocks. Stocks on the NASDAQ tend to be of smaller companies and more speculative.

NAV: stands for net asset value, the price of a mutual fund.

Net Income: the profits of a corporation after taxes.

New Issue: a company that has recently gone public.

No-Load: a mutual fund without a commission.

Note: a short or medium maturity bond.

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O

Obligation: a debt owed to someone else. A bond, for example is an obligation.

Odd Lot: fewer than 100 shares.

Offering Price: the price at which a company will go public.

On the Sidelines: a client waiting for prices to drop before he or she buys any more stock.

OPM: "other people's money."

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

Option: a contract that gives the investor the right to buy (known as a call option) or the right to sell (known as a put option) 100 shares of a stock over a period of time (usually three months).

Out of Favor: a stock of which the investment community has a negative view.

Outstanding: the number of shares that is in investor hands.

Overbought: a stock price at speculative levels.

Overheated: the growth of the economy is fast and inflation is beginning to accelerate.

Oversold: a stock at unreasonably low levels.

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P

Paper Profit or Paper Loss: when the value of a stock goes up or down, and the client does not sell them. If the client did sell them, there would be realized capital gains or losses.

Paper Tiger: an investment that looks strong, but is actually weak.

Parent Company: a company that controls and owns another company.

Par Value: see Face Value.

P-E Ratio: see Price-Earnings Ratio.

Penny Stock: a small company that has a share price of $5 or lower.These are speculative investments and are not for the faint of heart.

Pink Sheet Stocks: penny stocks whose prices are published by the National Quotation Bureau.

Plow Back Earnings: company profits that are not used to pay dividends but are plowed back into the corporation and used to increase investment in plant, equipment and research.

Point: for stocks, one point equals one dollar; for bonds, one point equals ten dollars.

Portfolio: the composition--stocks, bonds, mutual funds, etc.--of a client's investment assets.

Preferred Stock: similar to common stock, but usually pays higher dividends. Preferred stockholders get their dividends before common stockholders.

Pre-filing Period: the period between the decision to go public and the necessary filings for the offering.

Price-Earnings Ratio (PE ratio): calculated by dividing the stock price by the earnings per share. For example, if a company is selling for $50 andhas earnings per share of $5, then the PE ratio is 10 ($50 divided by $5). Many analysts use the PE ratio to indicate if a stock is undervalued (e.g., if thePE ratio is under 5 or 10) or overvalued (50 to 100).

Prime Rate: a rate charged by banks to their best customers (such asmajor corporations, like AT&T and Philip Morris).

Private Corporation: also known as a closed corporation. A private corporation is not listed on a stock exchange or on the Over-the-Counter Market.

Proceeds: the amount of money a company receives from it's offering of stock to the public.

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Profit Taking: after a stock has increased in value,  investors take their gains by selling some of their stock.

Program Trading: sophisticated computer-generated investment strategies used by major institutions that try to find profits by investing quickly in a basket of stocks, such as the S&P 500.

Prospectus: a document that discloses material financial information to those who want to invest in an initial public offering.

Proxy: giving authorization to someone else to vote common stocks, such as at a company's shareholder meeting.

Public Offering: the issuance of stock to the public.

Pure Play: a company that has only one product or service.

Put Option: see OPTION.

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Q

Quant: an investor who uses complex mathematical and statistical analysisto select stocks and bonds.

Quarter: equivalent to three months.

Quote: the price of a stock or bond.

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R

Rally: the stock or bond markets undergoing strong increases in value.

Random Walk: a theory that states people cannot, over the long-term, beat the market averages (like the S&P 500).

Range: the difference between a stock's highest and lowest price during the last 52 weeks.

Rating: an analysis of whether a bond has sufficient backing to guarantee its payment to investors. For example, if a bond has a rating of AA, it willmost likely be safe for investors. However, if the bond has a C rating, there may be problems for investors.

Real Rate of Return: profit that is adjusted for inflation.

Realized Gain or Loss: see Capital Gain or Capital Loss.

Recession: the economy's Gross Domestic Product (which measures the total value of goods and services produced by the economy) falling for two consecutive quarters.

Red Herring: a preliminary prospectus that has been filed with the Securities and Exchange Commission but is used before the effective date.

Registered Representative: another name for a stockbroker.

Registrar: the company that keeps track of the ownership of a company's stock.

Registration Statement: the necessary document to be filed with the Securities and Exchange Commission in order to go public.

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Regulation A: a less onerous means of going public for those  companies who wish to raise less than $5 million. There is no requirement to file a registration statement with the Securities and Exchange Commission.

Reorganization: a company undergoing tremendous change, such as layoffs, cost cutting or mergers.

Revaluation: the increased purchasing power of a country's currency relative to other countries.

Revenue Bond: a bond that is not backed by a municipality's taxing power, but by the revenue capacity of the project that the revenue bond financed. For example, a revenue bond is issued to finance a civic center and the money generated from the civic center is used to pay bondholders.

Reversal: the change of direction of a stock's price.

Risk: the probability that a client will lose money on an investment.

Road Show: the promotional activities to generate interest in a new offering. See also: Dog and Pony Show

Rotation: investors selling stocks of one industry and investing the money in stocks of another industry.

Round Lot: buying stocks in share increments.

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S

Schedule 13D: a notice filed with the Securities and Exchange Commission--within ten days--when someone buys five percent or more of a company's stock.

SEC: see Securities and Exchange Commission.

Secondary: a small company stock.

Secondary Offering: an already public company issuing more stock to the public.

Sector: an industry, such as airlines or retailers.

Secular: a long-term trend in a market or economy.

Securities: stocks and bonds.

Securities and Exchange Commission: a government agency that regulates stocks and bonds.

Securities Investor Protection Corporation (SIPC): a nonprofit corporation that insures, in case of bankruptcy, $100,000 in cash and $500,000 in securities for brokerage accounts.

Self-Directed IRA: a retirement account that allows the client to make his or her own investment decisions.

SEP: See Simplified Employee Pension Plan.

Selling Short: a way to make money if a stock is falling in price. For example, Joe will sell stock he does not have for $50 per share (that is, he will borrow the stock from a brokerage and sell it). Then, within three months,the share price declines to $40. He will then buy back this stock and cover his short (that is, return the stock he borrowed). Therefore, he will have made $10 per share ($50-$40).

Share: see Common Stock.


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Shareholders: the investors who own common stock in a company.

Simplified Employee Pension (SEP): a retirement plan for small companies (fewer than 25 employees).

Sleeper: a stock that is believed to be selling cheap.

Specialist: a person who uses his or her own money to invest in securities on the floor of the New York Stock Exchange. These people "make markets"in stocks. When people sell, specialists buy, and vice versa.

Special Situation: a major change for a company--such as a merger--that will have a significant effect on its stock price.

Spin Off: a corporation selling a subsidiary to its current shareholders by issuing new stock.

Split: a corporation issuing more stock to its shareholders. For example,if a corporation initiates a two-for-one stock split, it will issue two shares for every share a current shareholder owns.

Stagflation: the economy suffering from both inflation and unemployment.

Standard & Poor's 500 (S&P 500): a market index that shows the value of 500 major corporations (400 industrial stocks, 20 transportation stocks,40 financial stocks and 40 public utilities). The index is used to indicate which direction the market is going.

Street Name: a client's stocks that are registered with a brokerage firm. That is, the client does not hold the stock certificates; rather, the brokerage firm does.

Syndicate: a group of institutions that pool their resources to do an initial public offering.

Synergy: a merger of companies that results in a higher value and performance than if they remained separate.

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T

Take a Bath: a huge loss in a stock.

Tax Basis: see Basis.

Technical Analysis: a method of valuing stocks by considering a stock's price pattern on a chart over time.

Technical Rally: a temporary rise during a bear market.

Tender Offer: someone offering to buy another company by going directly to the shareholders.

10-K Report: see Annual Report.

Thin Market: when volume of trading is low.

Tick: a change in price.

Tight Money: when the Federal Reserve increases interest rates to combat inflation.

Tombstone Ad: announcement--usually in a newspaper, such as The Wall Street Journal--of a new offering.

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Total Return:  a calculation that includes both the money a client makes from an investment's increase in value and its dividends or interest payments.

Trader: a short-term investor.

Transfer Agent: the company that is responsible for transferring stock from buyers to sellers.

Treasury Bond: a long-term bond (10 to 30 years) issued by the federal government.

Treasury Bill: a short-term bond (3 months to 1 year) issued by the federal government.

Treasury Note: a medium maturity (1 to 10 years) bond issued by the federal government.

Trough: that point at which the economy is at its lowest.

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U

Undercapitalized Company: a company that does not have sufficient cash to run properly.

Uniform Gift to Minors Act (UGMA): a custodian account that allows minors to purchase stocks, bonds and other investments.

Uniform Transfer to Minors Act: see Uniform Gift to Minors Act.

Unloading: massive selling of stocks or bonds.

Unsecured Debt: bonds not backed by assets of a company, but by the company's creditworthiness.

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V

Value Investor: a person who tries to find companies that are selling below their actual worth.

Variable Annuity: an annuity whose value is based on stocks, bondsor mutual funds.

Volume: the total number of stocks or bonds that have been traded (that is, bought and sold).

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W

Waiting Period: the time between the filing of the registration statement with the Securities and Exchange Commission and the effective date.

Warrant: a security that allows an investor to purchase a fixed number of shares for a fixed price over a period of time (usually 10 to 15 years).

Wash Sale: a strategy in which an investor sells securities at the end of the year so as to take a tax-loss and then immediately buys back the same securities, within 30 days of their sale. The IRS does not allow this.

Windfall: a person or corporation receiving an unexpected large amount of profits.

Window Dressing: at the end of the quarter when major institutions sell securities that have not done well.

[TOP]

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Y

Yield: see Current Yield.

Yield-to-Maturity (YTM): the yield on a bond if the client holds it until maturity.

[TOP]
Z

Zero-Coupon Bond: a security that does not pay interest but is sold at a deep discount to its face value. When the bond matures, usually within 5 to 25 years, the investor will receive the face value. The difference between the original price of the bond and the face value is the amount of interest earned.


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BioQuestIPO.com Privacy Policy

Receipt of Information

Our primary goal is to provide you with a smooth, efficient and customized experience while you use our services. To be able to read our preliminary prospectus, you need to register using our online registration form. You will be required to provide us with your contact information, such as name, address, phone number and e-mail. For your protection, you are required to create a unique user name and password.

We automatically track certain information about you based upon your behavior on our site. This information may include the URL that you just came from (whether this URL is on our site or not), which URL you next go to (whether this URL is on our site or not), what browser you are using, and your IP address (an anonymous code that identifies the physical location of your internet service provider). We use this information solely to conduct internal research on our users' demographics, interests and behavior to better understand and serve our users. This information is compiled and analyzed on an aggregated, and not individual, basis.

If you use a service provided by an affiliated company of BioQuestIPO.com, the Service Provider may provide personal information about you and possibly the transaction back to BioQuestIPO.com.

Our Use of Your Information

We use personally identifiable information about you to improve our marketing and promotional efforts, to statistically analyze site usage, improve our content and product offerings and customize our site's content, layout and services. We believe these uses allow us to improve our site and better tailor it to meet your needs.

We may also use your information to deliver information to you that, in some cases, are targeted to your interests, such as targeted banners, new services and promotions. By registering with BioQuestIPO.com, you expressly agree to receive this information. You can remove yourself from participating on this site by sending an email to info@bioquestipo.com.

We use your email address, your mailing address and phone number to contact you regarding administrative notices, new product offerings and communications relevant to your use of the site.

We use information in the file we maintain about you, and other information we obtain from your current and past activities on the Site, to resolve disputes, and troubleshoot. At times, we may look across multiple users to identify problems or resolve disputes, and in particular on rare occasions, we may evaluate your information to look for users using multiple User ID's.

Our Disclosure of Your Information

Unfortunately, due to the existing regulatory environment, we cannot ensure that all of your private communications and other personally identifiable information will never be disclosed in ways not otherwise described in this Privacy Policy. By way of example (without limiting the foregoing), we may be forced to disclose information to the government or third parties under certain circumstances, or third parties may unlawfully intercept or access transmissions or private communications. You expressly grant us permission to disclose any information about you to law enforcement or other government officials as we, in our sole discretion, believe necessary or appropriate, in connection with an


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investigation of fraud, intellectual property infringements or other activity that is illegal or may expose us to legal liability.

The following describes some of the ways that your personally identifiable information may be disclosed:

Service Providers. BioQuestIPO.com offers a number of third party services from our site (e.g., escrow, authentication). If you choose to use these optional services, we will, by necessity, provide some of your personally identifiable information to the Service Provider offering such services. You can, of course, avoid having us make such disclosures by choosing not to use these services. Because we do not control the privacy practices of these third parties, you should evaluate their practices before deciding to use their services.

BioQuestIPO.com Subsidiaries and Joint Ventures. We will share much of our data, including personally identifiable information about you, with our subsidiaries and Joint Ventures that are committed to serving your person-to-person investment needs throughout the world. To the extent that these entities are getting access to your information, they will treat it at least as protectively as they treat information they obtain from their other users. We require our subsidiaries and joint ventures to follow privacy practices no less protective of all users than the practices described in our document.

Welcome to the BioQuestIPO.com community!


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Contact Us

P.O. Box 15
Fairfax Station, Virginia 22039

1-866-468-6228 (GO TO BAT)
1-866-466-3228 (GOOD BAT)
info@bioquestipo.com












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